EXHIBIT 99.2

Wheels Labs, Inc.

Unaudited Condensed Consolidated Financial Statements

September 30, 2022, and 2021

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of September 30, 2022 (Unaudited) and December 31, 2021	3

Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2022 and 2021 (Unaudited)	4

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the three and nine months ended September 30, 2022 and 2021 (Unaudited)	5

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2022 and 2021 (Unaudited)	7

Notes to Unaudited Condensed Consolidated Financial Statements	8

2

WHEELS LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	9/30/2022 (Unaudited)	12/31/2021 (Audited)
ASSETS
Current assets
Cash and equivalents	$204,953	$4,576,976
Spare parts inventory	631,660	$947,132
Prepaid expenses and other assets	817,462	1,657,223
Other receivables	195,029	202,401
Total current assets	1,849,104	7,383,732

Vehicles, net	4,616,574	9,179,149
Right-of-use assets	716,238	—

Total assets	$7,181,916	$16,562,881

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Trade payables	$4,419,029	$1,461,065
Accrued expenses and other current liabilities	6,896,667	2,914,318
Sales tax payable	1,447,992	2,106,194
Deferred revenue	771,855	454,186
Notes payable - current portion	3,351,788	2,872,962
Short-term operating lease liability	354,113	—
Convertible notes	7,701,534	—
Total current liabilities	24,942,978	9,808,725

Notes payable - long term portion	—	1,326,438
Long-term operating lease liability	362,125	—
Paycheck protection program loan	147,992	5,033,000
Total liabilities	25,453,095	16,168,163

Stockholders' Equity (Deficit)
Convertible Preferred Stock, $0.00001 par value, 60,143,709 and 47,383,709 shares authorized, 44,389,805 shares issued and outstanding, respectively	445	445
Common stock, $0.00001 par value, 80,000,000 and 64,700,000 shares authorized, 4,370,483 and 4,369,235 shares issued and outstanding, respectively	43	43
Additional paid-in capital	124,599,265	121,615,133
Notes receivable	(136,181)	(136,181)
Accumulated other comprehensive (loss) income	(633,909)	39,066
Accumulated deficit	(142,100,842)	(121,123,788)
Total Stockholders' (Deficit) Equity	(18,271,179)	394,718

Total liabilities and Stockholders' Equity	$7,181,916	$16,562,881

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

WHEELS LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues:
Shared rides	$1,551,751	$3,042,626	$4,732,477	$7,191,007
Long-term rentals	338,877	600,302	934,623	1,732,877
Discounts and allowances	(233,171)	(371,986)	(597,392)	(906,306)
Net Revenues	1,657,457	3,270,942	5,069,708	8,017,578
Cost of revenues, exclusive of depreciation	2,350,099	4,159,023	8,216,057	9,895,316
Depreciation on vehicles	4,078,666	1,748,880	7,814,971	6,237,478
Gross margin	(4,771,308)	(2,636,961)	(10,961,320)	(8,115,216)
Operating expenses:
Operations and support	45,375	201,989	443,841	414,254
Research and development	37,775	56,280	111,639	194,301
Selling and marketing	5,058	153,886	172,564	227,845
General and administrative	3,091,034	3,847,078	11,572,022	11,492,591
Total operating expenses	3,179,242	4,259,233	12,300,066	12,328,991
Loss from operations	(7,950,550)	(6,896,194)	(23,261,386)	(20,444,207)
Other income (expense)
Interest income	1	123	57	295
Interest expense	(1,522,522)	(228,578)	(2,948,423)	(682,773)
Customs duty reimbursement and employee	—	—	—	—
retention credits	—	—	—	—
Other, net	5,022,215	23,457	5,232,698	74,766
Other income (expense), net	3,499,694	(204,998)	2,284,332	(607,712)
Loss before provision for income taxes	(4,450,856)	(7,101,192)	(20,977,054)	(21,051,919)
Provision for income taxes	—	—	—	—
Net loss	(4,450,856)	(7,101,192)	(20,977,054)	(21,051,919)
Other comprehensive loss
Foreign currency translation adjustment	(414,869)	(22,033)	(672,975)	(374,088)
Comprehensive loss	$(4,865,725)	$(7,123,225)	(21,650,029)	(21,426,007)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

WHEELS LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the three months Ended September 30, 2022 and 2021

(Unaudited)

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Notes receivable	Total Stockholders' Equity

Balance at June 30, 2022	44,389,805	$445	4,370,308	$43	$124,252,204	$(137,649,986)	$(219,040)	$(136,181)	$(13,752,513)
Issuance of warrants to lender	—	—	—	—	86,976	—	—	—	86,976
Exercise of stock options	—	—	175	—	100	—	—	—	100
Stock Compensation Expense	—	—	—	—	259,985	—	—	—	259,985
Foreign Currency Translation Adjustment	—	—	—	—	—	—	(414,869)	—	(414,869)
Net loss	—	—	—	—	—	(4,450,856)	—	—	(4,450,856)
Balance at Sept 30, 2022	44,389,805	$445	4,370,483	$43	$124,599,265	$(142,100,842)	$(633,909)	$(136,181)	$(18,271,179)

Balance at June 30, 2021	36,114,878	$361	4,378,415	$43	$105,819,326	$(102,706,421)	$(295,185)	$(136,181)	$2,681,942
Issuance of Series A-1 Preferred Stock, net of issuance costs of $321,247	8,395,891	$90	—	—	11,467,768	—	—	—	11,467,858
Effect of conversion of shares in connection with plan of Reorganization	(120,964)	$(6)	(14,797)	1		—	—	—	(5)
Issuance of warrants to lender	—	$—	—	—	169,883	—	—	—	169,883
Exercise of warrants	—	$—	—	—		—	—	—	—
Exercise of stock options	—	$—	5,537	—		—	—	—	—
Stock Compensation Expense	—	$—	—	—	479,985	—	—	—	479,985
Foreign Currency Translation Adjustment	—	$—	—	—	—	—	(22,033)	—	(22,033)
Net loss	—	$—	—	—	—	(7,101,192)	—	—	(7,101,192)
Balance at September 30, 2021	44,389,805	$445	4,369,155	$44	117,936,962	(109,807,613)	(317,218)	(136,181)	7,676,439

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Notes receivable	Total Stockholders' Equity

Balance at December 31, 2021	44,389,805	$445	4,369,235	$43	$121,615,133	$(121,123,788)	$39,066	$(136,181)	$394,718
Issuance of warrants to lender	—	—	—	—	2,170,394	—	—	—	2,170,394
Exercise of stock options	—	—	1,073	—	733	—	—	—	733
Stock Compensation Expense	—	—	—	—	813,006	—	—	—	813,006
Foreign Currency Translation Adjustment	—	—	—	—	—		(672,975)	—	(672,975)
Net loss	—	—	—	—	—	(20,977,054)	—	—	(20,977,054)
Balance at September 30, 2022	44,389,805	$445	4,370,308	$43	$124,599,265	$(142,100,842)	$(633,909)	$(136,181)	$(18,271,179)

Balance at December 31, 2020	8,214,004	$82	4,233,561	$42	$97,152,246	$(88,755,694)	$56,870	$(136,181)	$8,317,365
Issuance of Series A-1 Preferred Stock, net of issuance costs of $135,095	12,789,613	134	—	—	19,065,941		—	—	19,066,075
Effect of conversion of shares in connection with plan of Reorganization	23,225,829	227	121,944	2	(234)		—	—	(5)
Issuance of warrants to lender	—	—	—	—	424,708		—	—	424,708
Exercise of warrants	160,359	2	—	—	14		—	—	16
Exercise of stock options	—	—	13,650	—	23,112		—	—	23,112
Stock Compensation Expense	—	—	—	—	1,271,175		—	—	1,271,175
Foreign Currency Translation Adjustment	—	—	—	—			(374,088)	—	(374,088)
Net loss	—	—	—	—	—	(21,051,919)	—	—	(21,051,919)
Balances at September 30, 2021	44,389,805	$445	4,369,155	$44	$117,936,962	$(109,807,613)	$(317,218)	$(136,181)	$7,676,439

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

WHEELS LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2022, and 2021

(Unaudited)

	Nine months ended September 30, 2022	Nine months ended September 30, 2021
Cash flows from operating activities
Net loss	$(20,977,054)	$(21,051,920)
Reconciliation of net loss to net cash used in operating activities:
Depreciation on vehicles	7,814,971	6,237,478
Other Income - Forgiveness PPP Loan	(4,885,008)
Stock compensation expense	813,006	1,271,175
Amortization of right of use asset	552,060	—
Amortization of debt discount	2,613,775	424,708
Change in operating assets and liabilities:
Spare parts inventory	315,472	55,799
Prepaid expenses and other assets	839,761	(219,600)
Other receivables	7,372	992,827
Trade payables	2,957,964	(689,217)
Accrued expenses and other current liabilities	4,204,685	709,916
Deferred revenue	317,669	290,670
Sales tax payable	(658,202)	30,581
Operating lease liability	(552,060)	—
Net cash used in operating activities	(6,635,586)	(11,947,582)
Cash flows from investing activities
Purchases of vehicles	(3,252,396)	(3,955,976)
Assumption of liabilities in connection with acquisition of Mygo Mobilidad	—	—
Net cash used in investing activities	(3,252,396)	(3,955,976)
Cash flows from financing activities
Proceeds from issuance of convertible notes	7,343,733	19,266,336
Proceeds from Paycheck Protection Program Loan	—	5,033,000
Repayment of notes payable	(1,155,528)	(1,665,621)
Net cash provided by financing activities	6,188,205	22,633,715
Effect of exchange rate changes on cash and equivalents	(672,975)	(551,239)
Net increase (decrease) in cash	(4,372,752)	6,178,918
Cash and equivalents
Beginning of period	$4,576,976	$3,629,271
End of period	$204,224	$9,808,189

Supplemental disclosures of cash flow information
Interest paid	$133,498	$454,195
Income taxes paid	$800	$800

Non-cash investing and financing activities:
Right of use asset and lease liabilities recorded upon adoption of ASC 842	$1,268,298	—
Warrants recorded as debt discount	$2,170,394	$424,708
Common stock issued for exercise of stock options	$732	$23,112

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

7

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Wheels Labs, Inc. (“Wheels,” “the Company,” “our”, and “we”) was incorporated in Delaware in August 2018 and is headquartered in California. Wheels is a micromobility company engaged in delivered electric transportation solutions for short distances. The Company partners with cities, universities, and private parties to bring lightweight Vehicles (“battery-powered bikes/scooters”) to residents and visitors in an effort to replace car trips by providing an alternative sustainable transportation option.

Basis of Presentation

These accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

Certain information and footnote disclosures normally included in consolidated financial statements have been condensed or omitted in accordance with GAAP rules and regulations. The information furnished in these interim condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. The preparation of condensed consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect both the recorded values of assets and liabilities at the date of the condensed consolidated financial statements and the revenues recognized and expenses incurred during the reporting period. The reasonableness of these estimates and assumptions is evaluated continually based on a combination of historical and other information that comes to the Company’s attention that may vary its outlook for the future. While management believes the disclosures and information presented are adequate to make the information not misleading, the Company recommends these interim condensed consolidated financial statements be read in conjunction with its audited financial statements and notes thereto included in its audit financial statements for the year ended December 31, 2021. Operating results for the nine months ended September 30, 2022, are not necessarily indicative of the results to be expected for the year ending December 31, 2022.

2.       GOING CONCERN AND RISKS AND UNCERTANTIES

Since its inception, the Company has reported recurring losses from operations and for the nine months ended September 30, 2022, the Company reported losses from operations of $23,261,386 and as of September 30, 2022, the Company had an accumulated deficit of $142,100,842. For the nine months ended September 30, 2022, net cash used in operating activities was $6,744,220 and at September 30, 2022 the Company had cash and equivalents totaling $204,953 and a working capital deficit of $23,093,874. As of September 30, 2022, the Company was in default for:

(a)	non-payment under the terms of the loan and security agreement, refer to paragraph 8. Notes Payable. The loan has been subsequently amended, refer to paragraph 15. Subsequent event, for further information.
(b)	non-payment under the terms of the convertible note agreement, refer to paragraph 9. Convertible Notes. The convertible notes have been subsequently converted into Common shares, refer to paragraph 15. Subsequent event, for further information.

Management continues to evaluate additional financing sources from new and existing investors and is in the process of renegotiating repayment terms with its primary vendors and lending partners; however, no assurances can be given that such negotiations will be successful or that additional sources of financing will be available on acceptable terms or within the timeframes needed to support the Company’s operations and continuing obligations. The failure to obtain additional equity or debt financing and/or renegotiate the terms of existing debt arrangements will have a material adverse effect on the Company’s business, results of operations, future cash flows and financial condition.

The combination of the above factors raises substantial doubt about the Company’s ability to continue as a going concern under the framework of Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 205.

8

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and, as such, the financial statements do not include any adjustments relating to the recoverability and classification of recorded amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The Consolidated financial statements include the accounts of Wheels Labs, Inc. and its wholly–owned US and international subsidiaries. All significant intercompany transactions and amounts have been eliminated in consolidation. The functional currency is U.S. dollars, and the consolidated financial statements are reported in U.S. dollars.

Foreign Currency Translations and Transactions

The functional currency of the Company’s foreign operations generally is the applicable local currency for each foreign subsidiary. Assets and liabilities of foreign subsidiaries are translated into U.S. Dollars at the exchange rate in effect on the balance sheet dates. Net loss and cash flows of foreign subsidiaries are translated at the average exchange rate during the period. Translation gains or losses are included as a component of accumulated other comprehensive income (loss).

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the reported amounts of revenues and expenses during the reporting period, and the disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, which are subject to significant judgment including those related to: (i) revenue recognition, (ii) valuation of equity securities, (iii) income taxes, (iv) stock–based compensation, (v) useful lives associated with Vehicles and batteries, (vi) operating lease terms, and (vii) loss contingencies. Actual results could differ from these estimates.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board issued Accounting Standard Update (ASU) No. 2019–12, Income Taxes (Topic 740), which has the dual objective of simplifying the accounting for income taxes, while maintaining or improving the usefulness of the information provided to users of financial statements. This update is effective for annual periods in 2022 for non–public entities, with early adoption permitted. The Company does not believe adoption of the new ASU will have a material impact on its consolidated financial statements.

Cash and Equivalents

The Company considers all highly liquid investments with original maturities of three months or less, on the date purchased, to be cash equivalents. In the normal course of business, the Company maintains checking and savings account balances in excess of the Federal Deposit Insurance Corporation’s (FDIC) insurance limits.

Spare Parts Inventory

Spare Part Inventory are valued at the lower of cost or net realizable value and consist primarily of items used for the repair and maintenance of the Company’s vehicles.

9

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

Vehicles, net

Vehicles are used within the Company’s shared ride and long–term rental businesses. The capitalized costs of vehicles include the cost of bikes/scooters, batteries, integration costs, and freight from manufacturers and any customs or duties incurred. Depreciation on Vehicles is computed using the straight–line method over an estimated useful life of three years. Expenditures for repair and maintenance costs are expensed as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any gain or loss is reflected in the Company’s Consolidated Statements of Operations.

Leases

Effective January 1, 2022, the Company adopted Accounting Standards Codification Topic 842, or ASC 842, Leases, which requires recognition of Right of Use (ROU) assets and associated lease liabilities for most leases on our consolidated balance sheet. The Company adopted ASC 842 using the modified retrospective transition approach as of the effective date as permitted. As a result, the Company was not required to adjust comparative period financial information for the effects of the new accounting standard or make the new required lease disclosures for any accounting periods prior to the date of adoption. The Company also elected to use the package of practical expedients. As a result, the Company was not required to reassess (i) whether existing or expired contracts, as of the adoption date, contain leases, (ii) the lease classification for existing leases, and (iii) whether existing initial direct costs meet the new definition. The Company also elected the practical expedient to not separate the lease and non-lease components of its leases, and to not recognize ROU assets and liabilities for leases with terms of twelve months or less. Lease costs for short-term leases are recognized on a straight-line basis over the terms of the leases.

The most significant impact of adopting the new accounting standard was the recognition of ROU assets and associated lease liabilities for operating leases on the Company’s consolidated balance sheet.

The amount of noncash, right-of use assets recorded for lease liabilities as of January 1, 2022, was $716,238 upon adoption of ASC 842.

Fair Value of Financial Instruments

The carrying amounts of the Company’s consolidated financial instruments, including cash and equivalents, trade payables, and accrued expenses and other current liabilities approximate fair value due to their relatively short maturities, and market interest rates, if applicable.

Revenue Recognition

Shared Ride Revenue

The Company allows users to participate in the Company’s vehicle sharing program through its technology platform, the Wheels mobile application (“Wheels App”). To use one of the Company’s vehicles, the user contracts with the Company and pays for the ride from its preloaded wallet balance, or on a per–ride basis. Customers use the Wheels App to access and conclude a trip on the Company’s vehicles. The Company is responsible for providing access to the vehicles over the user’s desired period of use.

These transactions fall within the definition of a lease which is defined as a contract by which one party conveys land, property, or services to another for a specified time, in exchange for a payment. As such, the Company’s performance obligation is met upon the completion of the use of the asset or when the ride has ended. The Company accounts for Shared Ride revenues in accordance with ASC 842, Leases and records revenue upon completion of each ride.

Chargebacks: The Company’s third-party payment processing provider processes chargebacks that are initiated by customers. The value of those credits is recorded as reduction of revenues when the chargeback is completed. Chargebacks are not material for the nine months ended September, 2022, and 2021.

10

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

Long–term Rental Revenue

The Company also allows users to lease its vehicles and assorted equipment for extended periods of up to one year by registering via the Company website. Users accept the terms of use on the Company’s website and initiate payment and, in exchange the Company processes the rental order. Similar to Shared Ride Revenue, these transactions fall within the definition of a lease. Revenue under Long–term Rental arrangements is deferred until the delivery obligation of the vehicles is performed and the rental period has commenced, at which time revenue is recognized on a straight–line basis over the term of the underlying Long–term Rental agreement pursuant to ASC 842, Leases.

Deferred Revenue

Deferred revenue primarily consists of prepaid package payments made by customers which can be utilized at a later date from our Shared Ride services. Deferred revenue also includes prepayments made by customers related to vehicle rentals for periods longer than one ride. Long–term rentals are available to customers on a period–by–period basis, e.g., month by month basis. Prepayments are initially recorded as Deferred Revenue and subsequently recognized ratably over the term of the subscription. The Company has elected to use the practical expedient that allows the Company to expense the costs incurred to obtain a contract when the amortization period is less than one year.

Discounts and allowances

The Company’s discounts and allowances consist of costs associated with payments returned to individual users that arise out of disputes and discounts associated with prepaid purchases. The Company reviews these disputes and remits the proper amounts to users once it has determined that the disputed amounts have merit.

Cost of Revenue, exclusive of Depreciation

The Company’s Cost of Revenue, exclusive of depreciation, consists of costs associated with getting the Company’s Vehicles ready for use by its customers and deployed to our locations of operations. These costs consist of expenditures associated with warehouse crews, mechanics, transporters, data processing fees, warehouse utilities, equipment and supplies, rent and storage, and other direct operating expenses.

Research and Development

Costs incurred in connection with the research and development of the Company’s products is expensed as incurred. Research and development costs, include direct and allocated expenses.

General and Administrative Expenses

General and administrative expenses represent costs incurred in managing the Company’s business. Such costs include salaries and benefits for corporate personnel, legal costs, corporate facilities rent, shipping costs, software costs, and other administrative items.

Income Taxes

The Company accounts for income taxes under the provisions of Accounting Standards Codification (“ASC”) Topic 740–10. Under ASC Topic 740–10, deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, the Company is required to assess differences between the tax basis of the Company’s assets and liabilities and the amounts reported in the consolidated financial statements using the tax rates that are expected to be in effect when the resulting deferred tax asset or liability is expected to be settled or realized. An allowance is provided to reduce net deferred tax assets to the amount that management believes will, more likely than not, be recovered.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two–step process in which (1) the Company determines whether it is more likely than not that the tax positions would be sustained on the basis of technical merits of the position and (2) for those tax positions that meet the more–likely–than–not recognition threshold, the Company recognizes the largest amount of the tax benefit or liability that is more than 50% likely to be realized upon ultimate settlement to the related tax authority.

11

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

Stock–based Compensation

The Company recognizes all equity classified stock–based grants to employees and nonemployees based on the grant date fair value of the award. This grant date fair value is recognized as compensation cost over the period during which the employee or non-employee is required to provide service in exchange for the award. The fair value of the common stock on grant date has been determined by the Board, assisted by an independent appraisal, at each stock option measurement date. The Company’s policy is to issue shares, which have been previously authorized by the Board, upon the exercise of awards. The Company issues service–based awards, that generally vest at the rate of 25% on the one–year anniversary of the vesting commencement date and ratably thereafter over the next 36 months.

The fair value of stock options that vest solely based on a service condition is determined by the Black–Scholes–Merton Option (“BSM”) pricing model on the date of the grant. This valuation model for stock–based compensation expense requires the Company to make assumptions and judgement about the variables used in the BSM model, including the deemed fair value of common stock, expected term, expected volatility, risk free interest rate, and dividend yield. As the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post–vesting employment termination behavior, the Company determines the expected term based on the remaining contractual life of the stock options are expected to remain outstanding.

The fair value of the Common Stock underlying the stock option awards was determined by the Board of Directors. Given the absence of a public trading market, the Board of Directors considered numerous objective and subjective factors to determine the fair value of our Common Stock at each meeting at which awards were approved.

Net Loss Per Share Attributable to Common Stockholders

The Company follows the two-class method when computing net loss per common share when shares are issued that meet the definition of participating securities. The two-class method determines net income (loss) per common share for each class of common stock and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company’s redeemable convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in the Company’s losses.

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period. The diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period. For periods in which the Company reports net losses, diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. As of September 30, 2022, and 2021, the potentially dilutive securities are as follows:

	September, 2022		September, 2021
	Shares Issued and Outstanding	Fully Diluted Shares	Shares Issued and Outstanding	Fully Diluted Shares

Common Stock classes	$4,370,483	$4,370,483	$4,369,155	$4,369,155
Common Stock Warrants		11,422		11,422
Options and RSUs issued and outstanding		5,620,081		5,475,493
Shares available for issuance under the Equity plan		4,233,319		4,379,235
Total Common Stock	4,370,483	14,235,305	4,369,155	14,235,305
Preferred Stock classes	44,389,805	44,442,707	44,389,805	44,442,707
Preferred Series A-1 Stock Warrants		2,569,363		833,620
Total Preferred Stock	44,389,805	47,012,070	44,389,805	45,276,327

12

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

4.       PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets consist of the following:

	September 30, 2022	December 31, 2021

Insurance	$253,552	$154,830
Deposits and rent	181,887	372,630
Permits and licensees	46,921	129,007
Software	19,678	64,430
Vehicle deposits	120,857	760,796
Legal	10,617	71,635
Other	183,950	103,895

Prepaid expenses and other assets	$817,462	$1,657,223

5.       NOTES RECEIVABLE

The Company has accepted notes receivable of $136,181 as of September 30, 2022, and December 31, 2021 from certain employees in connection with the exercise and purchase of common stock. The notes are due seven years following the date of issuance, bear interest at an annual rate of approximately 2%. The notes are collateralized by the underlying shares of common stock and accordingly have been classified as a component of stockholders’ equity (deficit).

6.       VEHICLES, NET

Vehicles, net consists of the following at:

	September 30, 2022	December 31, 2021

Battery-powered vehicles	$23,072,244	$18,564,265
Batteries	2,396,694	3,549,523
Vehicles at cost	25,468,938	22,113,788
Less: accumulated depreciation	(20,852,364)	(12,934,639)

Vehicles, net	$4,616,574	$9,179,149

Depreciation expenses for the nine months ended September 30, 2022, and 2021, was $7,814,971 and $6,237,478, respectively. Depreciation expenses for the three months ended September 30, 2022, and 2021, was $4,078,666 and $2,501,173, respectively.

7.       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	September 30, 2022	December 31, 2021

Compensation and related	$788,015	$474,782
Legal	2,079,792	1,927,646
Accrued interest	229,515	149,474
Letter of intent	2,600,987	—
Unsecured note	1,035,883
Other	162,475	362,416

Accrued expenses and other current liabilities	$6,896,667	$2,914,318

13

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

On May 12, 2022, the Company signed a Letter of Intent (“LOI”) with Helbiz, Inc. (“Helbiz”) for the selling of all of the outstanding capital stock of Wheels (refer to paragraph 15. Subsequent event, for further information). Under the terms of the LOI, and following amendments, Helbiz agreed to provide Wheels with a good faith deposit of $2,600,987. The deposit is non-refundable unless the Company fails to comply with certain performance criteria and restrictive covenants as set forth in the LOI, or in the event the Company fails to take all reasonable steps to complete the proposed transaction.

8.       NOTES PAYABLE

In February 2019, the Company entered into a loan and security agreement with a new lending partner under which it borrowed $10,000,000. Under the terms of the agreement, the Company is required to make monthly interest–only payments through February 2020. Thereafter, the agreement provides for monthly payments of principal and interest of approximately $346,755 through August 2022. Borrowings are collateralized by substantially all assets of the Company and bear interest at the rate of 12.5% per annum. In connection with the new loan and security agreement, the Company issued warrants to purchase 84,670 shares of Series A-1 Preferred Stock at $11.22 per share. In connection with the Series A-1 Preferred Stock Financing (see Note 11), the original warrant was exchanged for a new warrant to purchase 538,688 shares of Series A-1 Preferred Stock at $1.76 per share.

In September 2021, the Company renegotiated the payment terms associated with the loan and security agreement, which had the effect of (i) temporarily deferring scheduled principal and interest payments (ii) reducing the annual interest rate from 12.5% to 12.0% per annum, and (iii) extending the term of the loan from August 2022 to June 2023. As consideration for agreeing to the new payment terms, the Company issued to its lending partner warrants to purchase 294,936 shares of Series A-1 Preferred Stock at $1.76 per share. All of the warrants are immediately vested and expire on July 31, 2031. As of September 30, 2022, none of the warrants had been exercised. The fair value of the warrant has been recorded as deferred financing costs and is being amortized over the terms of the underlying loan agreements. The fair value was calculated using the Black–Scholes Merton pricing model with the following assumptions: dividend yield of 0%, expected volatility of approximately 80%, risk–free interest rate of 2.31% and expected life of 10.0 years. As of September 30, 2022, the unamortized portion of the deferred financing costs totaled $69,500. For the nine months ended September 30, 2022, and year ended December 31, 2021, outstanding borrowings, net of deferred financing costs, totaled $3,351,792 and $4,199,400, respectively.

Future minimum debt service payments, by year, are as follows:

Years ended December 31:
2022	$1,850,930
2023	1,570,358
Total notes payable	3,421,288
Deferred financing costs	(69,500)

Notes payable - current portion	$3,351,788

As of September 30, 2022, the Company was in default for non-payment under the terms of the loan and security agreement. On November 18, 2022 the Company signed an amendment with the lender regarding restructuring the terms of repayment (see Note 15).

9.       CONVERTIBLE NOTES

In March 2022, the Company’s Board of Directors approved a subordinated secured convertible note financing. Under the terms of the financing, the Company may issue subordinated secured convertible notes to new and existing investors for up to an aggregate of $15,000,000 in cash. Through June 22, 2022, the Company issued $7,343,733 of subordinated secured convertible notes, net of issuance costs of $144,851, to new and existing investors. The notes are convertible into shares of the Company’s Series A–1 Preferred Stock or a future series of Preferred Stock in which the Company raises at least $10 million of new money for the sale thereof. The notes bear interest at the rate of 10% per annum and all outstanding principal and interest is due on the earlier of (i) the demand of the Majority Investors on or after the 180 day after the date of issuance date, or (ii) the acceleration of the maturity following an Event of Default. An Event of Default occurred during the three months ended September 30, 2022, as a result the Convertible Notes principal and accumulated interest were due as of September 30, 2022 and the Company was in default for non-payment under the Convertible Note agreement. On November 18, 2022, the Convertible Note holders converted the entire principal and accumulated interests into equity (refer to paragraph 15. Subsequent event, for further information).

14

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

Each purchaser of a note also received a warrant to purchase the number of shares equal to 40% of the note principal amount of the same security into which the note converts, at an exercise price of $0.01 per share. Warrants to purchase a total of 1,669,623 shares of Series A-1 Preferred Stock were issued in connection with the sale of the subordinated secured convertible notes.

The Company has estimated the fair value of the warrants at the date of grant using the Black–Scholes option–pricing model using the following assumptions: dividend yield of 0%, expected volatility of approximately 80%, risk–free interest rate of 1.72%, and an expected life of 10 years.

At inception, the value of the warrants was allocated based on the relative fair values of the convertible notes and warrants. The warrant value of $2,083,417 was recorded as debt discount which is being amortized over 180 days: the life of the convertible notes. As a result, on September 30, 2022, the remaining unamortized debt discount on the above convertible notes was zero.

The interest expenses for the three and nine months ended September 30, 2022 amounted to $185,102 and $357,801.

As September 30,2022 the total outstanding balance, inclusive of the accrued expenses, amounted to $7,701,534.

10.       PAYCHECK PROTECTION PROGRAM LOAN

In February 2021 and April 2021, the Company received loan proceeds in the aggregate amount of $5,033,000 under the Paycheck Protection Program (“PPP”) which was established as part of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act and is administered through the Small Business Administration (“SBA”). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The loans have five year terms, bear interest at the rate of 1% per annum, and all outstanding principal and interest is due on February 2026 and April 2026, respectively, subject to any portion of the loans which may be forgiven.

On September 14, 2022, the Company received notification from the SBA that following completion of its audit of the Company’s records that $4,885,008 (97%) of the outstanding loan balance, plus accrued but unpaid interest, was forgiven. The remaining balance of $147,992, plus interest, is due in February 2026 in accordance with the original loan terms.

11.       STOCKHOLDERS’ EQUITY

The Company’s capital stock consists of Common stock and Convertible Preferred stock. The Company’s Fifth Amended and Restated Certificate of Incorporation authorizes 80,000,000 shares of Common stock and 60,143,709 shares of Preferred Stock, which may be issued in one or more series.

In March 2021, the Company’s Board of Directors approved a Series A–1 Preferred Stock financing and plan of reorganization, under which the Company issued 12,799,483 shares of its Series A–1 Preferred Stock to new and existing investors in a series of closings occurring between March 2021 and October 2021. As of June 30, 2021 the Company issued 4,393,722 shares which yielded total proceeds to the Company of $7,597,900, net of issuance costs of $135,095.

15

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

In connection with the Series A–1 Preferred Stock financing, all previously outstanding shares of the Company’s Preferred Stock and warrants to purchase Preferred Stock were converted into new series of Preferred Stock at the following conversion ratios. In addition, all shares of previously issued Class A and Class B Common Stock were converted into a single series of Common Stock at a 1.00 to 1.00 ratio.

Old Series	Conversion Rate	New Series

Series A Preferred Stock	5.34	Series A-1-5
Series Seed Prime Preferred Stock	4.14	Series A-1-4
Series SAFE Preferred Stock	3.10	Series A-1-3
Series Seed Preferred Stock	2.40	Series A-1-2
Founder Preferred Stock	1.00	Series A-1-1
Common Stock	1.00	Common Stock

Shares held by the holders of Preferred Stock who decided not to exercise their full pro rata rights and participate in the Series A-1 Preferred Stock financing were converted into shares of Common Stock at a 10:1 exchange ratio.

As of September 30, 2022, the authorized and issued shares of the Company’s capital stock was as follows:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference

Common Stock	80,000,000	4,370,483	$—
Totals	80,000,000	4,370,483	$—

Convertible Preferred Stock Series A-1-5 Preferred Stock	18,625,185	18,625,185	63,422,554
Convertible Preferred Stock Series A-1-4 Preferred Stock	13,000,000	10,359,938	28,066,978
Convertible Preferred Stock Series A-1-3 Preferred Stock	1,173,269	1,129,815	2,599,912
Convertible Preferred Stock Series A-1-2 Preferred Stock	1,485,254	1,485,254	3,099,998
Convertible Preferred Stock Series A-1-1 Preferred Stock	1	—	—
Convertible Preferred Stock Series A-1 Preferred Stock	25,860,000	12,789,613	22,554,969
Totals	60,143,709	44,389,805	$119,744,411

As of December 31, 2021, the authorized and issued shares of the Company’s capital stock was as follows:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference

Common Stock	64,700,000	4,369,235	$—
Totals	64,700,000	4,369,235	$—

Convertible Preferred Stock Series A-1-5 Preferred Stock	18,625,185	18,625,185	63,422,554
Convertible Preferred Stock Series A-1-4 Preferred Stock	13,000,000	10,359,938	28,066,978
Convertible Preferred Stock Series A-1-3 Preferred Stock	1,173,269	1,129,815	2,599,912
Convertible Preferred Stock Series A-1-2 Preferred Stock	1,485,254	1,485,254	3,099,998
Convertible Preferred Stock Series A-1-1 Preferred Stock	1	—	—
Convertible Preferred Stock Series A-1 Preferred Stock	13,100,000	12,789,613	22,554,969
Totals	47,383,709	44,389,805	$119,744,411

16

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

Common Stock

The holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors. To date, no dividends have been declared.

Preferred Stock

The rights, privileges and preferences of the outstanding Preferred Stock are as follows:

Conversion Rights. Each share of Preferred Stock is convertible at the option of the holder, subject to certain anti–dilution and other adjustments, into the number of shares of Common Stock determined by dividing the original issuance price by the then–applicable conversion price. The Preferred Stock may also be converted into Common Stock upon the vote of a majority of the then–outstanding shares of Preferred Stock, voting as a single class, or in the event of a qualified initial public offering of the Company’s securities, as defined. As of September 30, 2022, each share of Series A-1, A-1-2, A-1-3, A-1-4 and A-1-5 Preferred Stock was convertible into one share of Common Stock.

Dividends. The holders of Preferred Stock are entitled to receive annual, non–cumulative dividends equal to 6% of the original issue price of the respective series of Preferred Stock, when and if declared by the Board of Directors. Such dividends are payable prior and in preference to any dividends that may be declared or paid on shares of Common Stock. Additional dividends, if declared in any calendar year, are payable ratably on the Common Stock and Preferred Stock. To date, no dividends have been declared by the Board of Directors.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily, the holders of Preferred Stock are entitled to receive on a pari passu basis, prior and in preference to any distributions to the holders of Common Stock, an amount per share equal to the greater of either (i) the respective original issue price of each series of Preferred Stock, plus any declared and unpaid dividends, or (ii) the amount per share that would have been payable had all shares of the respective series of Preferred Stock been converted into Common Stock immediately prior to the liquidation event. Thereafter, the remaining available proceeds shall be distributed to the holders of Common Stock, pro rata based on the number of shares held by each such holder of Common Stock. In the event the amount to be distributed to the holders of Preferred Stock is insufficient to permit the full payment of the preferential amount, then the amount legally available for distribution shall be distributed pro rata, on a pari passu basis, to the holders of Preferred Stock.

Voting Rights and Board of Directors. The holders of Preferred Stock are entitled to vote on all matters in which the Common Stock is entitled to vote. The holders of each share of Preferred Stock shall have the right to the number of votes equal to the number of shares of Common Stock into which such Preferred Stock is then convertible in to.

The holders of Preferred Stock, voting as a separate class, shall be entitled to elect three directors and the holders of Common Stock and Preferred Stock, voting together as a separate class, shall be entitled to elect two directors.

The holders of Preferred Stock are entitled to customary protective provisions and the Company is prevented from taking certain actions, so long as at least 1,000,000 shares of Preferred Stock are outstanding, without the affirmative vote of the holders of Preferred Stock. The approval of holders of a majority of the Preferred Stock, voting together as a single class, and the approval of holders of a majority of the Series A-1 Preferred Stock is required for approval. On substantially all matters, a majority of the then outstanding Preferred Stock and Common stock, voting together as a single class, on an as–converted basis, is required for approval.

Right of First Offer. In connection with Preferred Stock financings, the Company has granted to each major investor, as defined, a right of first offer to purchase their pro rata share of future sales by the Company of Preferred Stock or Common Stock, or securities convertible therefor.

17

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

Warrants

As of September 30, 2022, the Company has 2,580,785 outstanding warrants classified as equity component.

The tables below show the equity warrant roll-forward from December 31, 2021, to September 30, 2022.

	Options Outstanding, number of shares	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Life (in years)

As of December 31, 2021	845,042	$1.76	9.5
Issued	1,735,743	$0.01	—
Exercised	—	—	—
Forfeit or canceled	—	—	—
As of September 30, 2022	2,580,785	$0.58	9.7

As of December 31, 2021, 833,624 Warrants were held by Note Payable holder allowing to purchase 833,624 shares of Series A-1 Preferred Stock, the remaining 11,422 were held by a bank allowing to purchase 11,422 Common Shares.

During the nine-month ended September 30, 2022, the Company issued 1,735,743 warrants allowing to purchase 1,735,743 shares of Series A-1 Preferred Stock at 0.01$. In detail, 1,669,623 warrants have been issued to the Convertible Note holders while the remaining 66,120 warrants have been issued to an investor.

12.       STOCK OPTION PLAN

In 2018, the Company adopted the 2018 Stock Plan (“Plan”) which authorizes the Company’s Board of Directors to grant incentive stock options (“ISOs”) or non–qualified stock options (“NQSOs”) to employees, directors and consultants. Options are generally granted at fair market value, have a term of up to ten years and are exercisable at such times and under such conditions as determined by the Board of Directors. Options generally vest at the rate of 25% on the one–year anniversary of the vesting commencement date and ratably over the next 36 months.

As of September 30, 2022, the shares reserved for future issuance under the Plan amounted to 4,233,319.

A summary of activity under the Plans is as follows:

	Number of Shares	Weighted Average Exercise Price
Balance as of December 31, 2021	6,123,881	$0.76
Granted	115,865	0.59
Exercised	(1,248)	0.59
Forfeit or canceled	(618,417)	0.73
Balance as of September 30, 2022	5,620,081	$0.75

The weighted average remaining contractual life of outstanding options at September 30, 2022 was 8.246 years.

18

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

The Company has estimated the fair value of its options at the date of grant using the Black–Scholes option–pricing model using the following assumptions:

	Nine-months ended September 30, 2022	Nine-months ended September 30, 2021

Risk–free interest rate (1)	1.62%	1.02%
Dividend yield (2)	0%	0%
Weighted average expected life (3)	5.822	5.764
Expected volatility (4)	61.57%	59.78%

1.	Risk–Free Interest Rate – the risk–free interest rate is based on the observed interest rate of the U.S. Treasury yield for a term consistent with the expected life of the underlying option awards in effect on the date of grant.
2.	Dividend Yield – the Company does not currently pay dividends and has no plans to do so in the future; therefore, the Company has assumed a dividend yield of zero.
3.	Expected Term – the Company estimates the expected life of options granted based on the average of the weighted average vesting term and the contractual life of the option, which the Company believes is representative of future behavior.
4.	Volatility – the Company estimates the expected volatility of its share price based on an evaluation of share prices for a representative set of publicly traded companies that operate within its primary industry.

The weighted average fair value of options granted during the nine months ended September 30, 2022 and 2021, was $98,006 and $4,057,655, respectively. The total fair value of shares vested during the nine months ended September 30, 2022 and 2021 were $803,0534 and $1,207,978, respectively.

Total compensation expense for the nine months ended September 30, 2022, and 2021 was $813,006 and $1,271,175 respectively. Total compensation expense for the three months ended September 30, 2022, and 2021 was $259,985 and $479,985, respectively. As of September 30, 2022, total compensation cost related to non–vested awards granted or modified that has not been recognized totaled $2,152,441. This compensation cost will be recognized over approximately 3 years.

13.       COMMITMENTS

Operating Leases

The Company determines if an arrangement is a lease at inception, and, if a lease, what type of lease it is. The Company leases its office, warehouse and operating facilities throughout the U.S. and Europe under non–cancellable operating lease agreements, which generally have terms of 1 to 3 years and expire at various dates throughout 2023. The leases generally include options to renew for additional one–year periods or on a month–to–month basis and generally require the Company to pay property taxes, insurance, and normal maintenance costs. Operating lease ROU assets and operating lease liabilities are recognized based upon the present value of the future lease payments over the lease term at the commencement date. Most of the Company’s leases do not provide an implicit borrowing rate. Therefore, the Company uses an estimated incremental borrowing rate based upon its interest rate from a comparable secured loan. Lease expense for fixed lease payments is recognized on a straight-line basis over the lease term. The Company does not have finance leases and its short-term leases are immaterial. As of September 30, 2022, current liabilities related to operating leases were $354,113.

Future minimum obligations under operating leases in effect as of December 31, 2021, having a noncancelable term in excess of one year as determined prior to the adoption of ASU 842 for each of the years ended December 31, 2022, and 2023, are estimated to be $197,350 and $68,700, respectively.

As of September 30, 2022 the components of the Company’s leases are as follows:

September 30, 2022

Operating cash flows for leases	$428,564
Operating lease right-of-use assets	$716,238
Operating lease liabilities	354,113
Operating lease liabilities, long term	362,125
Total operating lease liabilities	$716,238

19

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

As of September 30, 2022, the weighted average remaining lease term was 1.50 years and the average discount rate was 11%. Operating lease costs for the nine months and three months ended September 30, 2022 was $529,500 and $110,300, respectively.

The maturities of lease liabilities were as follows:

Years ended December 31:
2022 (remaining months)	$122,195
2023	491,860
Thereafter	102,182
Total	716,237
Less: current portion	(354,113)

Lease liabilities long-term portion	362,125

Rent expenses for the nine months ended September 30, 2022, and 2021 were $756,268 and $622,237, respectively. Rent expenses for the three months ended September 30, 2022, and 2021 were $306,263 and $171,509, respectively.

14.       LITIGATION AND OTHER CLAIMS

The Company is subject to various claims and legal proceedings that arise in the ordinary course of business and has been named in various lawsuits related to use of the Company’s vehicles and in certain matters involving California Labor Code violations and the classification of individuals as independent contractors rather than employees.

Management monitors developments in claims and legal proceedings that could affect the amount of the provisions for losses and the disclosures that have been reported in the Company’s financial statements and makes adjustments to the provisions for losses and/or changes to its disclosures to reflect the impact of ongoing negotiations, settlements, rulings and the advice of legal counsel. Significant judgment is required to determine both the probability and the estimated amount of any potential losses and many of the legal proceedings are early in the discovery stage and unresolved. However, based on an assessment by the Company’s legal counsel, the probability the Company will incur a loss is more likely than not for certain of these matters, and as of September 30, 2022 and December 31, 2021, the Company has accrued $2,000,000 and $1,500,000, respectively, for the estimated costs associated with resolving these matters.

15.       SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 28, 2022, which is the date that the consolidated financial statements were available to be issued.

Termination of Stock Option Plan

On November 16, 2022, the Board of the Company approved to terminate the Option Plan and all the vested or unvested options shall be cancelled for no consideration.

Noteholder consent to Merger Agreement and Security agreement termination letter

On November 16, 2022, the Holders of the Convertible Note agreement dated March 2022 accepted to convert the outstanding balance of the note and warrants into Preferred Stock and warrants of Helbiz, Inc subjected to the closing of the Merger Agreement.

20

WHEELS LABS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS September 30, 2022, and December 31, 2021

Merger Agreement

On November 18, 2022, all the issued and outstanding shares of capital stock of the Company has been acquired by Helbiz Inc and Wheels became a Helbiz wholly-owned subsidiary when another wholly-owned subsidiary merged with and into Wheels. In exchange for all of the outstanding share capital of Wheels, Helbiz, Inc issued to security holders of Wheels approximately 6,751,811 Series A convertible preferred stock equal to six and ninety-nine hundredths (6.99%) of Helbiz’ s total issued and outstanding common stock immediately prior to the Closing.

The Series A Convertible Preferred Stock will convert on a one for-one basis. Considering that Wheels did not provide certain financial information by January 15, 2023, the holders of the Series A Convertible Preferred Stock will receive 20% less shares of Class A common stock.

Note Payable - Amendment

On November 18, 2022 the Company signed an amendment of the loan and security agreement signed in 2019, regarding the restructuring of the terms of repayment of the outstanding balance.

The outstanding balance amounted to $3,439,030 and the parties agreed as follows:

-	The conversion of $1,439,030 in shares of Helbiz, Inc as owner of Wheels
-	The repayment of the remaining $2,000,000 in monthly tranches with yearly interest rate of 12% and maturity date at May, 1st 2025.

21